                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul R. Geist
EVP & Chief Financial Officer
816-584-5228
pgeist@aipc.com

For Immediate Release

        AMERICAN ITALIAN PASTA COMPANY REPORTS FIRST QUARTER 2009 RESULTS

         TOTAL REVENUE OF $171 MILLION; OPERATING INCOME OF $32 MILLION

                    QUARTERLY EPS OF $1.23 PER DILUTED SHARE

KANSAS  CITY,  MO.,   February  11,  2009  --  American  Italian  Pasta  Company
(NASDAQ:AIPC),  the  largest  producer  of dry  pasta  in North  America,  today announced results for its first quarter of fiscal year 2009, which ended January
2, 2009.

The first quarter of fiscal year 2009  contained 14 weeks,  one week longer than the Company's comparative first quarter of fiscal year 2008. The Company reports on a 52/53  week basis with the extra  week  occurring  approximately  every six years.  Fiscal  year 2009 will be a 53-week  fiscal  year and ends on October 2,
2009.  Fiscal year 2008 was a 52-week  year that ended on  September  26,  2008.
Thus, all year-over-year  comparisons reflect a 14-week first quarter for fiscal year 2009 and a 13-week first quarter in fiscal year 2008.

FIRST QUARTER FINANCIAL HIGHLIGHTS

Revenues for the 14-week  first  quarter  increased  $59.5  million,  or 53%, to
$171.2 million, led by a 56% increase in the retail market and a 43% increase in the  institutional  market.  Overall  volume  increased  13%. Net income for the
14-week first quarter  increased  $24.6 million to $26.0  million,  or $1.23 per diluted share,  versus a net income of $1.4 million, or $0.07 per diluted share, in the 13-week first quarter of fiscal 2008.

"Our strong first quarter  results  continue the trend that began in fiscal year
2007,  as we continue to deliver  solid growth in revenue and net income,"  said
Jack  Kelly,  president  and CEO.  "Our growth  strategy to leverage  our market leadership in `customer brands' and focus resources on our strongest proprietary retail  brands is paying off.  Under this market  approach,  we will continue to look for new ways to partner with our customers to promote the  nutritional  and economic  value  of pasta as well as its  versatility  as a  center-of-the-plate staple. While economic uncertainty and fluctuating  commodity prices continue to pose challenges,  we remain confident in our strategic plan and growth prospects going forward."

American Italian Pasta Co.,
February 11, 2009

Operational Highlights

•        Retail Revenues:  Retail revenues  increased $48.9 million,  or 56%, to
         $136.1 million for the 14-week 2009 quarter, from $87.2 million for the
         13-week  2008  quarter.  The  increase  is  primarily  the  result of a
         $39.1million,  or 45%,  increase  related  to  higher  average  selling prices;  and a $13.6 million,  or 16%, increase in volume,  offset by a
         $3.8 million  decrease in payments  received  from the U.S.  government under the Continued Dumping and Subsidy Offset Act of 2000.

•        Institutional Revenues: Institutional revenues increased $10.6 million, or 43%, to $35.1 million for the 14-week  first  quarter of 2009,  from
         $24.5  million for the first quarter of 2008.  The revenue  increase is primarily the result of a $8.9 million,  or 36%, increase due to higher average  selling  prices,  and a $1.7 million,  or 7%,  increase due to higher volume.

•        Cost of Goods Sold: Cost of goods sold increased $35.0 million, or 40%, to $122.4  million for the 14-week  first  quarter of 2009,  from $87.4 million for the first  quarter of 2008.  As a  percentage  of revenues, cost of goods for the first quarter of 2009  decreased to 72%, from 78%
         for  the  comparable  prior  period.  The  Company  experienced  higher commodity  prices  during the first  quarter  of 2009  versus the first quarter  of 2008,  specifically  in the price of durum,  additives  and packaging costs.

•        Gross profit: Gross profit increased $24.5 million to $48.8 million for the 14-week  first  quarter of 2009,  from $24.3  million for the first quarter of 2008. Gross profit,  as a percentage of revenues,  increased to 28%  during  the first  quarter,  compared  to 22%  during the first quarter of 2008.

•        Selling and marketing expense:  Selling and marketing expense increased
         $1.4 million,  or 23%, to $7.4 million for the 14-week first quarter of
         2009,  from $6.0  million  for the first  quarter of 2008.  Selling and marketing expense, as a percentage of revenue,  decreased to 4% for the first  quarter  of 2009,  from 5% for the first  quarter  of 2008.  The increase in total  selling and  marketing  expense is primarily  due to higher broker expense, brand amortization and stock based compensation.

•        General and administrative expense:  General and administrative expense decreased  15% to $8.7 million for the 14-week  first  quarter of 2009, from  $10.2  million  for  the  first  quarter  of  2008.  General  and administrative  expenses, as a percentage of revenues,  decreased to 5%
         for the first  quarter of 2009,  from 9% for the first quarter of 2008.
         The  decrease  is  primarily  due  to  lower  total  professional  fees partially offset by higher compensation.

•        Operating  profit:  Operating  profit for the 14-week  first quarter of
         2009 was $32.5 million,  an increase of $24.3  million,  as compared to
         $8.2 million for the first quarter of 2008. Operating profit increased, as a percentage of revenues, to 19% for the first quarter of 2009, from
         7% for the first quarter of 2008.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately  600 employees  located in the United  States and Italy.  For more information, visit www.aipc.com.

American Italian Pasta Co.,
February 11, 2009

When used in this  release,  the  words  "anticipate,"  "projected,"  "believe,"
"estimate,"  and  "expect"  and  similar  expressions  are  intended to identify forward-looking statements, but are not the exclusive means of identifying these statements.  The statements by the Company  regarding the pasta market,  cost of goods, and financial  performance are forward looking.  There are numerous risks and  uncertainties  that could cause actual future results to differ  materially from  those  anticipated  by such  forward-looking  statements.  The  risks  and uncertainties could be caused by a number of factors, including, but not limited to:  (1) our  dependence  on a limited  number of  customers  for a  substantial portion of our revenue:  (2) our ability to obtain  necessary  raw materials and minimize  fluctuations in raw material prices:  (3) the potential adverse impact on  revenue  and  margins  of the  highly  competitive  environment  in which we operate;  (4) our reliance  exclusively  on a single product  category:  (5) our ability to cost-effectively  transport our products;  (6) consumption trends for our product;  (7) the status of production capacity in the U.S. and the level of imports from foreign  producers;  (8) our ability to sustain quality and service requirements  for our  customers;  and (9) our ability to attract and retain key personnel.  For a  discussion  of factors  that could  cause  actual  results to materially differ from those anticipated, see the risk factors set forth in item
1A of the Company's Form 10-K for the fiscal year ended  September 26, 2008. The
Company will not update any forward-looking  statements in this press release to reflect future events.

                                      # # #

American Italian Pasta Co.,
February 11, 2009

                         AMERICAN ITALIAN PASTA COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                    (in thousands, except per share amounts)

                                                                       Quarter Ended
                                                      ------------------------------------------------
                                                         January 2, 2009         December 28, 2007
                                                         (Fourteen Weeks)        (Thirteen Weeks)

Revenues                                                   $    171,206             $   111,723
Cost of goods sold                                              122,362                  87,388
                                                           ------------             -----------
Gross profit                                                     48,844                  24,335

Selling and marketing expense                                     7,364                   6,020
General and administrative expense                                8,653                  10,160
Losses related to long-lived assets                                 347                       -
                                                           ------------             -----------
Operating profit                                                 32,480                   8,155
Interest expense, net                                             5,878                   7,088
Other (income) expense, net                                          95                    (17)
                                                           ------------             -----------

Income before income taxes                                       26,507                   1,084
Income tax expense (benefit)                                        479                   (310)
                                                           ------------             -----------
Net income                                                 $     26,028             $     1,394
                                                           ============             ===========

Net income  per common share (basic)                       $       1.28             $      0.07

Weighted-average common shares outstanding (basic)               20,257                  18,727
                                                           ============             ===========

Net income per common share (diluted)                      $       1.23             $      0.07

Weighted-average common shares outstanding (diluted)             21,078                  18,938
                                                           ============             ===========

American Italian Pasta Co.,
February 11, 2009

                         AMERICAN ITALIAN PASTA COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)
                                                                                                January 2, 2009   September 26, 2008
ASSETS
Current assets:
     Cash and cash equivalents                                                                     $   42,316            $   38,623
     Short-term investments                                                                             1,459                 2,370
     Trade and other receivables, net                                                                  45,397                49,197
     Inventories                                                                                       59,489                66,026
     Other current assets                                                                               9,363                 5,819
     Deferred income taxes                                                                              1,251                 2,126
                                                                                                   ----------            ----------
Total current assets                                                                                  159,275               164,161

Property, plant and equipment, net                                                                    299,022               303,503
Brands                                                                                                 79,356                79,769
Other assets                                                                                            4,952                 5,591
                                                                                                   ----------            ----------
Total assets                                                                                       $  542,605            $  553,024
                                                                                                   ==========            ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                                $ 30,162              $ 29,541
     Accrued expenses                                                                                  24,112                37,357
     Short term debt and current maturities of long term debt                                           1,752                24,913
                                                                                                   ----------            ----------
Total current liabilities                                                                              56,026                91,811
Long term debt, less current maturities                                                               217,000               217,000
Income taxes payable                                                                                    1,810                 1,783
Deferred income taxes                                                                                  32,771                34,054
Other long term liabilities                                                                             3,176                 2,405
                                                                                                   ----------            ----------
Total liabilities                                                                                     310,783               347,053
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.001 par value:
         Authorized shares - 10,000,000                                                                     -                     -
         Issued and outstanding shares - none
     Class A common stock, $.001 par value:
         Authorized shares - 75,000,000                                                                    23                    22
         Issued and outstanding shares - 22,561,601 and 20,364,122, respectively, at
             January 2, 2009; 22,454,145 and 20,259,060, respectively, at September 26,
             2008
     Class B common stock, par value $.001
         Authorized shares - 25,000,000;
         Issued and outstanding - none                                                                      -                     -
     Additional paid-in capital                                                                       262,886               261,772
     Treasury stock, 2,197,479 shares at January 2, 2009 and                                         (52,115)              (52,076)
         2,195,085 shares at September 26, 2008, at cost

     Accumulated other comprehensive income                                                            15,475                16,728

     Retained earnings (accumulated deficit)                                                            5,553              (20,475)
                                                                                                   ----------            ----------
Total stockholders' equity                                                                            231,822               205,971
                                                                                                   ----------            ----------
Total liabilities and stockholders' equity                                                         $  542,605            $  553,024
                                                                                                   ==========            ==========